Exhibit 99.1

CEA Industries Stapled Warrants to Begin Trading on Nasdaq Capital Market

LOUISVILLE, CO, April 13, 2026 (GLOBE NEWSWIRE) — CEA Industries Inc. (NASDAQ: BNC) (“BNC” or the “Company”), today announced that its Warrants to purchase shares of Common Stock, par value $0.00001 per share, at an exercise price of $15.15 per share (the “Stapled Warrants”), will be listed and begin trading on the Nasdaq Capital Market under the ticker symbol “BNCWZ” on April 15, 2026. The Stapled Warrants were originally issued pursuant to the Securities Purchase Agreement dated July 28, 2025, and are governed by a Warrant Agreement dated August 5, 2025, between the Company and Continental Stock Transfer & Trust Company, as warrant agent. A total of 49,504,988 Stapled Warrants are outstanding, each entitling the holder to purchase one share of Common Stock at an exercise price of $15.15 per share, and the Stapled Warrants are exercisable through 5:00 p.m., New York City time, on August 5, 2028. Additional information regarding the Stapled Warrants, including the terms and conditions thereof, will be set forth in the Company’s Registration Statement on Form 8-A filed with the Securities and Exchange Commission on April 14, 2026.

About CEA Industries Inc.

CEA Industries Inc. (NASDAQ: BNC) is a growth-oriented company that has focused on building category-leading businesses in consumer markets, including building and managing the world’s largest corporate treasury of BNB.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements.” The statements in this press release that are not purely historical are forward-looking statements which involve risks and uncertainties. BNC wishes to caution readers that these forward-looking statements may be affected by the risks and uncertainties in BNC’s business as well as other important factors that may have affected and could in the future affect BNC’s actual results and could cause BNC’s actual results for subsequent periods to differ materially from those expressed in any forward-looking statement made by or on behalf of BNC. In evaluating these forward-looking statements, readers should consider various risk factors, including BNC’s ability to keep pace with new technology and changing market needs; BNC’s ability to finance its current business and proposed future business, including the ability to finance the continued acquisition of BNB; the competitive environment of BNC’s business; and the future value and adoption of BNB. Forward-looking statements are subject to numerous conditions and risks, many of which are beyond BNC’s control. In addition, these forward-looking statements and the information in this press release are qualified in their entirety by cautionary statements and risk factor disclosures contained in BNC’s filings with the SEC. Copies of BNC’s filings with the SEC are available on the SEC’s website at www.sec.gov. BNC undertakes no obligation to update these statements for revisions or changes after the date of this press release, except as required by law.

CEA Industries Media Inquiries:

Edelman Smithfield

CEA@edelmansmithfield.com

CEA Industries Investor Relations:

james@haydenir.com